EZCORP Reports Third Quarter Fiscal 2021 Results
Pawn Loans Outstanding of $157.2 million, Net Revenue of $108 million, Net Loss of $2.6 million - All Year-Over-Year Improvements
Austin, Texas (August 4, 2021) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States and Latin America, today announced results for its third quarter ended June 30, 2021.
All amounts in this release are in conformity with U.S. generally accepted accounting principles ("GAAP") unless otherwise noted. Comparisons shown in this release are to the same period in the prior year unless otherwise noted.
CEO COMMENTARY AND OUTLOOK
Chief Executive Officer Jason Kulas stated, “During the quarter, we completed the acquisition of 128 Cash Apoyo Efectivo stores in Mexico, our largest acquisition to date in terms of store-count, solidifying our position as the second largest for-profit pawn operator in Mexico. We also acquired 11 stores in the Houston, Texas area and opened four de novo stores in Latin America, bringing our total store count to 1,143 at the end of the quarter, 627 (55%) of which are in Latin America.

"The third quarter was a solid quarter in which we continued to make significant strides in strengthening and growing our core pawn business. Despite lingering transitory COVID-related impacts, including government stimulus programs in the U.S., we continued to drive meaningful improvements across core operating metrics. We achieved our highest quarter-ending balance of PLO since the beginning of the pandemic, up 25% on a sequential basis and 39% compared to a year ago. While merchandise sales volumes were down 21% from their peak pandemic levels a year ago, we delivered a 6% increase in sales gross profit through effective inventory management and higher margins. These positive results reflect the relentless focus of our store teams on meeting our customers’ needs and executing the fundamentals.
“Net Income improved from a loss of $5.5 million to a loss of $2.6 million, while adjusted EBITDA more than doubled, reflecting not only the improvement in core operating metrics, but also our ongoing commitment to expense management and efficiency. We remain on track to realize annualized cost savings of more than $14.0 million for fiscal 2021 even assuming store-level expenses trend higher as transaction volumes accelerate.
“Looking ahead, we remain well positioned to continue our trend of improving financial performance, and are excited about the increasing earnings power of the platform. Pawn transaction activity continues to rebuild, driving PLO balances closer to pre-pandemic levels, which will drive accelerating pawn service charge revenue in the coming quarters given the natural lag between pawn originations and related fees. In addition, we remain on track to realize meaningful cost savings this year and beyond, even assuming store-level expenses trend higher to meet accelerating transaction volumes. And, we maintain a strong and liquid balance sheet to fund accelerating pawn demand and capitalize on acquisition opportunities that further enhance our scale-enabled and geographically diverse footprint and generate strong returns on investment.”
CONSOLIDATED RESULTS
Three Months Ended June 30
in millions, except per share amounts

	As Reported		Adjusted[1]
	2021	2020	2021	2020

Total Revenues	$174.0	$210.2	$169.6	$210.2
Net Revenues	$108.0	$102.2	$105.5	$104.4
(Loss) Income, Before Tax	$(0.8)	$(10.2)	$3.2	$(3.9)
Net Loss	$(2.6)	$(5.5)	$(1.7)	$(1.1)
Diluted Loss Per Share	$(0.05)	$(0.10)	$(0.03)	$(0.02)
EBITDA	$11.7	$2.2	$12.0	$5.3

•Diluted loss per share was $0.05, compared to a diluted loss per share of $0.10 in the prior-year quarter. On an adjusted basis1, diluted loss per share was $0.03, compared to diluted loss per share of $0.02 in the prior-year quarter.
•Income before taxes improved $9.5 million or 93% from a loss of $10.2 million to a loss of $0.8 million. Adjusted EBITDA increased $6.7 million or 126% from $5.3 million to $12.0 million.
•Pawn loans outstanding (PLO) increased to $157.2 million up 39% from the prior-year quarter and 25% on a sequential basis. On a same store basis, PLO increased 34% year-over-year and 21% sequentially.
•Net revenues increased $5.8 million or 6% while total revenues decreased $36.2 million or 17%.
•Merchandise sales gross profit increased by 6%, even though merchandise sales decreased by $28.7 million or 21% as a result of effective inventory management. Merchandise sales gross profit margin was 44%, a 1,100 bps improvement over the prior-year quarter (which was adversely impacted by a cost of goods sold adjustment for merchandise lost during looting at 30 U.S. stores during that quarter) and 100 bps over the immediately preceding quarter.
•PSC increased $8.0 million or 15% due to an increase in the average PLO balance during the quarter.
•Jewelry scrapping sales decreased $14.6 million or 72% and jewelry scrapping sales gross profit decreased $3.9 million or 95%. Jewelry scrapping sales gross profit margin decreased to 4% from 20%. This reflects our strategy of focusing on selling jewelry at higher retail margins than the scrapping process provides.
•Net inventory was $92.2 million, down 25% year-over-year and 7% sequentially. Inventory turnover improved to 3.1x from 2.9x.
•Total operating expenses were down $2.1 million or 2% to $104.3 million. Store expenses decreased 1% even though store count grew by 11%. In addition, general and administrative expenses decreased $1.6 million or 10% due to continued focus on expense control initiatives implemented since the fourth quarter of 2020.
•Cash and cash equivalents at the end of the quarter was $283.7 million, down $27.5 million or 9% year-over-year and $52.0 million or 15% on a sequential basis. The decrease is primarily due to the increase in PLO and the acquisition of new stores.
SEGMENT RESULTS
U.S. Pawn
•PLO increased 35% year-over-year to $117.2 million. On a sequential basis, PLO increased 23% compared to a 29% sequential decrease in the prior-year quarter. On a same store basis, PLO increased 34% year-over-year and 22% sequentially.
•Total revenue was down 25% to $130.4 million, while net revenues decreased 3% to $83.3 million.
•Merchandise sales and same store sales declined 27% to $84.5 million, but merchandise sales gross profit was down only 3%, reflecting increased gross margins of 46% compared to 35% in the prior-year-quarter (37% when excluding a loss from looting of $2.2 million from merchandise cost of goods sold in the prior-year-quarter). Aged general merchandise inventory as a percentage of total inventory improved to 1.2% from 4.9%.
•PSC increased 7% to $44.0 million as a result of higher average PLO for the quarter.
•Jewelry scrapping sales decreased $15.2 million or 89% and jewelry scrapping sales gross profit decreased $4.2 million or 99% Jewelry scrapping sales gross profit margin decreased to 2% from 25%.
•Net inventory was down $20.9 million or 23% year-over-year and 1% sequentially. Inventory turnover decreased to 2.8x from 3.2x.
•Store expenses were down 6% to $62.5 million driven by a reduction in labor expense.

•Segment contribution increased $1.6 million to $18.1 million. When excluding the looting charge taken in the prior year quarter, segment contribution decreased $0.6 million.
•Segment store count increased by 11 during the quarter, due to the acquisition of 11 pawn stores in the Houston, Texas area.
Latin America Pawn
•PLO increased 51% year-over-year to $40.0 million (36% on constant currency basis). On a sequential basis, PLO increased 34% compared to a 31% sequential decrease in the prior-year quarter. On a same store basis, PLO increased 32% year-over-year and 17% sequentially.
•Total revenue was up 25% to $43.5 million (12% on a constant currency basis), while net revenues increased 59% to $24.7 million (43% on a constant currency basis).
•Merchandise sales grew 15% to $23.3 million (up 3% to $20.8 million on a constant currency basis) and same store sales grew 8% (down 4% on a constant currency basis). Merchandise sales gross profit was up 91%, reflecting significantly improved margins of 35% compared to 21% in the prior-year quarter. Aged general merchandise as a percentage of total inventory improved to 0.9% from 18.1%.
•PSC increased $5.0 million to $16.4 million (up 30% to $14.8 million on a constant currency basis) as a result of higher average PLO for the quarter.
•Net inventory was down $9.9 million or 30% year-over-year (38% on a constant currency basis), but up 41% sequentially. Inventory turnover improved to 4.0x from 2.2x.
•Store expenses were up $4.3 million or 28% ($2.2 million or 15% on a constant currency basis) primarily due to an increase in transaction volume and costs resulting from the re-opening of stores impacted by the COVID-19 pandemic last year.
•Segment contribution was $3.6 million ($3.2 million on a constant currency basis), compared to a segment loss of $0.7 million in the prior year quarter.
•Segment store count increased by 121 during the quarter, reflecting the acquisition of 128 Cash Apoyo Efectivo stores, the addition of four de novo stores and the closure of 11 stores in Peru.
FORM 10-Q
EZCORP’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 has been filed with the Securities and Exchange Commission and is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com.
CONFERENCE CALL
EZCORP will host a conference call on Thursday, August 5, 2021, at 7:00 am Central Time to discuss fiscal third quarter results. Analysts and institutional investors may participate on the conference call by dialing (866) 269-4262, Conference ID: 8885759, or internationally by dialing (323) 347-3281. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn transactions in the United States and Latin America. We also sell merchandise, primarily collateral forfeited from pawn lending operations and pre-owned and recycled merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P 1000 Index and Nasdaq Composite Index.

FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220

1”Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. “Free cash flow,” which is a non-GAAP measure, includes certain adjustments to cash flow from operating activities.

For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

EZCORP, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(in thousands, except per share amount)	2021	2020	2021	2020

Revenues:
Merchandise sales	$107,808	$136,537	$330,816	$393,095
Jewelry scrapping sales	5,673	20,303	18,507	41,709
Pawn service charges	60,431	52,460	187,356	217,407
Other revenues	121	924	428	3,727
Total revenues	174,033	210,224	537,107	655,938
Merchandise cost of goods sold	60,539	91,859	190,872	261,711
Jewelry scrapping cost of goods sold	5,473	16,158	16,076	33,529
Other cost of revenues	—	32	—	1,093
Net revenues	108,021	102,175	330,159	359,605
Operating expenses:
Store expenses	81,803	82,341	242,261	259,264
General and administrative	14,589	16,176	40,870	50,355
Impairment of goodwill, intangible and other assets	—	—	—	47,060
Depreciation and amortization	7,419	7,679	23,080	23,174
Loss on sale or disposal of assets and other	—	255	90	1,260
Other charges	497	—	497	—
Total operating expenses	104,308	106,451	306,798	381,113
Operating income (loss)	3,713	(4,276)	23,361	(21,508)
Interest expense	5,569	5,379	16,542	16,589
Interest income	(512)	(628)	(1,918)	(2,412)
Equity in net (income) loss of unconsolidated affiliates	(643)	1,183	(2,409)	5,896
Other expense (income)	65	28	(389)	(215)
(Loss) income before income taxes	(766)	(10,238)	11,535	(41,366)
Income tax expense (benefit)	1,804	(4,751)	4,476	3,757
Net (loss) income	$(2,570)	$(5,487)	$7,059	$(45,123)

Basic (loss) earnings per share	$(0.05)	$(0.10)	$0.13	$(0.81)
Diluted (loss) earnings per share	$(0.05)	$(0.10)	$0.13	$(0.81)

Weighted-average basic shares outstanding	55,898	55,068	55,639	55,395
Weighted-average diluted shares outstanding	55,898	55,068	55,653	55,395

EZCORP, Inc.
CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	June 30, 2021	June 30, 2020	September 30, 2020
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$283,668	$311,130	$304,542
Restricted cash	13,795	4,000	8,011
Pawn loans	157,155	113,290	131,323
Pawn service charges receivable, net	24,965	17,432	20,580
Inventory, net	92,242	123,112	95,891
Notes receivable, net	—	3,866	—
Prepaid expenses and other current assets	28,343	25,754	32,903
Total current assets	600,168	598,584	593,250
Investments in unconsolidated affiliates	35,387	29,483	32,458
Property and equipment, net	55,630	58,098	56,986
Lease right-of-use asset	185,467	204,591	183,809
Goodwill	283,619	257,326	257,582
Intangible assets, net	61,922	65,003	58,638
Notes receivable, net	1,173	1,140	1,148
Deferred tax asset, net	10,292	5,505	8,931
Other assets	4,992	4,572	4,221
Total assets	$1,238,650	$1,224,302	$1,197,023

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$—	$268	$213
Accounts payable, accrued expenses and other current liabilities	84,966	58,358	71,504
Customer layaway deposits	11,884	11,902	11,008
Lease liability	47,241	48,840	49,742
Total current liabilities	144,091	119,368	132,467
Long-term debt, net	260,632	247,618	251,016
Deferred tax liability, net	1,309	2,165	524
Lease liability	149,342	167,716	153,040
Other long-term liabilities	10,058	7,523	10,849
Total liabilities	565,432	544,390	547,896
Commitments and Contingencies (Note 13)
Stockholders’ equity:
Class A Non-voting Common Stock, par value $0.01 per share; shares authorized: 100 million; issued and outstanding: 53,086,438 as of June 30, 2021; 52,097,590 as of June 30, 2020; and 52,332,848 as of September 30, 2020	530	521	521
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	402,522	408,601	398,475
Retained earnings	325,228	341,517	318,169
Accumulated other comprehensive loss	(55,092)	(70,757)	(68,068)
Total equity	673,218	679,912	649,127
Total liabilities and equity	$1,238,650	$1,224,302	$1,197,023

EZCORP, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended June 30,
(in thousands)	2021	2020

Operating activities:
Net income (loss)	$7,059	$(45,123)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	23,080	23,174
Amortization of debt discount and deferred financing costs	10,243	9,814
Amortization of lease right-of-use asset	35,885	34,265
Accretion of notes receivable discount and deferred compensation fee	—	(688)
Deferred income taxes	(576)	(3,327)
Impairment of goodwill and intangible assets	—	47,060
Other adjustments	(331)	2,128
Provision for inventory reserve	(6,812)	(4,477)
Stock compensation expense	3,156	5,093
Equity in net (income) loss of unconsolidated affiliates	(2,409)	5,896
Changes in operating assets and liabilities, net of business acquisitions:
Service charges and fees receivable	(2,832)	14,076
Inventory	5,382	12,467
Prepaid expenses, other current assets and other assets	7,908	(3,348)
Accounts payable, accrued expenses and other liabilities	(51,565)	(40,450)
Customer layaway deposits	511	(709)
Income taxes	4,423	514
Net cash provided by operating activities	33,122	56,365
Investing activities:
Loans made	(423,450)	(442,752)
Loans repaid	260,536	321,718
Recovery of pawn loan principal through sale of forfeited collateral	155,595	248,290
Capital expenditures, net	(14,635)	(20,867)
Acquisitions, net of cash acquired	(15,132)	—
Principal collections on notes receivable	—	4,000
Net cash (used in) provided by investing activities	(37,086)	110,389
Financing activities:
Taxes paid related to net share settlement of equity awards	(839)	(1,458)
Payout of deferred consideration	—	(350)
Proceeds from borrowings, net of issuance costs	—	(106)
Payments on assumed debt and other borrowings	(15,363)	(316)
Repurchase of common stock	—	(5,158)
Net cash used in financing activities	(16,202)	(7,388)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	5,076	(6,678)
Net (decrease) increase in cash, cash equivalents and restricted cash	(15,090)	152,688
Cash, cash equivalents and restricted cash at beginning of period	312,553	162,442
Cash, cash equivalents and restricted cash at end of period	$297,463	$315,130

Supplemental disclosure of cash flow information
Cash and cash equivalents	$283,668	$311,130
Restricted cash	13,795	4,000
Total cash and cash equivalents and restricted cash	$297,463	$315,130

Non-cash investing and financing activities:
Pawn loans forfeited and transferred to inventory	$145,839	$200,160
Transfer of consideration for current period acquisition	1,547	—
Acquisition earn-out contingency	4,608	—
Accrued acquisition consideration held as restricted cash	5,824	—

EZCORP, Inc.
OPERATING SEGMENT RESULTS
(Unaudited)

	Three Months Ended June 30, 2021
(in thousands)	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$84,465	$23,343	$—	$107,808	$—	$107,808
Jewelry scrapping sales	1,908	3,765	—	5,673	—	5,673
Pawn service charges	44,039	16,392	—	60,431	—	60,431
Other revenues	32	—	89	121	—	121
Total revenues	130,444	43,500	89	174,033	—	174,033
Merchandise cost of goods sold	45,310	15,229	—	60,539	—	60,539
Jewelry scrapping cost of goods sold	1,878	3,595	—	5,473	—	5,473
Other cost of revenues	—	—	—	—	—	—
Net revenues	83,256	24,676	89	108,021	—	108,021
Segment and corporate expenses (income):
Store expenses	62,507	19,296	—	81,803	—	81,803
General and administrative	—	—	—	—	14,589	14,589
Depreciation and amortization	2,600	1,806	—	4,406	3,013	7,419
Other charges	—	497	—	497	—	497
Interest expense	—	—	—	—	5,569	5,569
Interest income	—	(484)	—	(484)	(28)	(512)
Equity in net income of unconsolidated affiliates	—	—	(643)	(643)	—	(643)
Other (income) expense	—	(5)	18	13	52	65
Segment contribution	$18,149	$3,566	$714	$22,429
Income (loss) before income taxes				$22,429	$(23,195)	$(766)

	Three Months Ended June 30, 2020
(in thousands)	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$116,258	$20,279	$—	$136,537		$136,537
Jewelry scrapping sales	17,129	3,174	—	20,303	—	20,303
Pawn service charges	41,069	11,391	—	52,460	—	52,460
Other revenues	40	—	884	924	—	924
Total revenues	174,496	34,844	884	210,224	—	210,224
Merchandise cost of goods sold	75,838	16,021	—	91,859	—	91,859
Jewelry scrapping cost of goods sold	12,875	3,283	—	16,158	—	16,158
Other cost of revenues	—	32	—	32	—	32
Net revenues	85,783	15,508	884	102,175	—	102,175
Segment and corporate expenses (income):
Store expenses	66,243	15,041	1,057	82,341	—	82,341
General and administrative	—	—	—	—	16,176	16,176
Depreciation and amortization	2,749	1,647	3	4,399	3,280	7,679
(Gain) loss on sale or disposal of assets and other	234	23	(20)	237	18	255
Interest expense	—	—	140	140	5,239	5,379
Interest income	—	(404)	—	(404)	(224)	(628)
Equity in net income of unconsolidated affiliates	—	—	1,183	1,183	—	1,183
Other (income) expense	—	(61)	(5)	(66)	94	28
Segment contribution (loss)	$16,557	$(738)	$(1,474)	$14,345
Loss before income taxes				$14,345	$(24,583)	$(10,238)

	Nine Months Ended June 30, 2021
(in thousands)	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$260,545	$70,271	$—	$330,816	$—	$330,816
Jewelry scrapping sales	9,493	9,014	—	18,507	—	18,507
Pawn service charges	143,836	43,520	—	187,356	—	187,356
Other revenues	83	7	338	428	—	428
Total revenues	413,957	122,812	338	537,107	—	537,107
Merchandise cost of goods sold	145,181	45,691	—	190,872	—	190,872
Jewelry scrapping cost of goods sold	7,871	8,205	—	16,076	—	16,076
Net revenues	260,905	68,916	338	330,159	—	330,159
Segment and corporate expenses (income):
Store expenses	188,256	54,005	—	242,261	—	242,261
General and administrative	—	—	—	—	40,870	40,870
Depreciation and amortization	7,972	5,459	—	13,431	9,649	23,080
Loss on sale or disposal of assets and other	27	—	—	27	63	90
Other charges	—	497	—	497	—	497
Interest expense	—	—	—	—	16,542	16,542
Interest income	—	(1,819)	—	(1,819)	(99)	(1,918)
Equity in net income of unconsolidated affiliates	—	—	(2,409)	(2,409)	—	(2,409)
Other (income) expense	—	(375)	(183)	(558)	169	(389)
Segment contribution	$64,650	$11,149	$2,930	$78,729
Income (loss) before income taxes				$78,729	$(67,194)	$11,535

	Nine Months Ended June 30, 2020
(in thousands)	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$314,059	$79,036	$—	$393,095	$—	$393,095
Jewelry scrapping sales	32,905	8,804	—	41,709	—	41,709
Pawn service charges	166,859	50,548	—	217,407	—	217,407
Other revenues	107	50	3,570	3,727	—	3,727
Total revenues	513,930	138,438	3,570	655,938	—	655,938
Merchandise cost of goods sold	202,488	59,223	—	261,711	—	261,711
Jewelry scrapping cost of goods sold	25,430	8,099	—	33,529	—	33,529
Other cost of revenues	—	69	1,024	1,093	—	1,093
Net revenues	286,012	71,047	2,546	359,605	—	359,605
Segment and corporate expenses (income):
Store expenses	201,921	53,493	3,850	259,264	—	259,264
General and administrative	—	—	—	—	50,355	50,355
Impairment of goodwill, intangible and other assets	10,000	35,936	1,124	47,060	—	47,060
Depreciation and amortization	8,325	5,476	60	13,861	9,313	23,174
(Gain) loss on sale or disposal of assets and other	234	(72)	(20)	142	1,118	1,260
Interest expense	—	430	464	894	15,695	16,589
Interest income	—	(1,161)	—	(1,161)	(1,251)	(2,412)
Equity in net loss of unconsolidated affiliates	—		5,896	5,896	—	5,896
Other (income) expense	—	(303)	14	(289)	74	(215)
Segment contribution (loss)	$65,532	$(22,752)	$(8,842)	$33,938
Income (loss) before income taxes				$33,938	$(75,304)	$(41,366)

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended June 30, 2021
	U.S. Pawn	Latin America Pawn	Consolidated

As of March 31, 2021	505	506	1,011
New locations opened	—	4	4
Locations acquired	11	128	139
Locations sold, combined or closed	—	(11)	(11)
As of June 30, 2021	516	627	1,143

	Three Months Ended June 30, 2020
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of March 31, 2020	512	493	22	1,027
New locations opened	—	3	—	3
Locations sold, combined or closed	(1)	—	—	(1)
As of June 30, 2020	511	496	22	1,029

	Nine Months Ended June 30, 2021
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2020	505	500	1,005
New locations opened	—	10	10
Locations acquired	11	128	139
Locations sold, combined or closed	—	(11)	(11)
As of June 30, 2021	516	627	1,143

	Nine Months Ended June 30, 2020
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2019	512	480	22	1,014
New locations opened	—	16	—	16
Locations sold, combined or closed	(1)	—	—	(1)
As of June 30, 2020	511	496	22	1,029

Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting principles generally accepted in the United States ("GAAP"), we provide certain other non-GAAP financial information on a constant currency ("constant currency") and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and nine months ended June 30, 2021 and 2020 were as follows:

	June 30,		Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020	2021	2020

Mexican peso	19.9	23.1	20.0	23.3	20.3	20.8
Guatemalan quetzal	7.6	7.5	7.6	7.5	7.6	7.5
Honduran lempira	23.6	24.4	23.7	24.4	23.8	24.3
Peruvian sol	3.9	3.5	3.8	3.4	3.7	3.4
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.
Miscellaneous Non-GAAP Financial Measures

	2021 Q3	2020 Q3

	(in millions)
Net loss	$(2.6)	$(5.5)
Interest expense	5.6	5.4
Interest income	(0.5)	(0.6)
Income tax expense	1.8	(4.8)
Depreciation and amortization	7.4	7.7
EBITDA	$11.7	$2.2

	Total Revenues	Net Revenues	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2021 Q3 Reported	$174.0	$108.0	$(0.8)	$1.8	$(2.6)	$(0.05)	$11.7

Acquisition expenses	—	—	0.3	0.2	0.1	—	0.3
Peru reserve	—	—	0.5	0.4	0.1	—	—
Non cash net interest expense	—	—	3.5	2.5	1.0	0.02	—
Constant currency impact	(4.4)	(2.5)	(0.3)	—	(0.3)	—	—

2021 Q3 Adjusted	$169.6	$105.5	$3.2	$4.9	$(1.7)	$(0.03)	$12.0

	Total Revenues	Net Revenues	(Loss) Income Before Tax	Tax Effect	Net (Loss) Income	Diluted EPS	EBITDA

2020 Q3 Reported	$210.2	$102.2	$(10.2)	$(4.7)	$(5.5)	$(0.10)	$2.2

COVID-19 expenses	—	—	0.5	0.1	0.4	0.01	0.5
Civil unrest - asset disposal	—	—	0.2	—	0.2	—	0.2
Civil unrest - looting	—	—	2.2	0.7	1.5	0.03	2.2
Currency exchange rate fluctuations	—	—	0.6	0.1	0.5	0.01	0.5
Non cash interest	—	—	3.2	1.0	2.2	0.04	—
Constant currency impact	—	2.2	(0.4)	—	(0.4)	(0.01)	(0.3)

2020 Q3 Adjusted	$210.2	$104.4	$(3.9)	$(2.8)	$(1.1)	$(0.02)	$5.3

2021 Q3:	U.S. Dollar Amount	Percentage Change YOY

	(in millions)
Consolidated revenue	$174.0	(17)%
Currency exchange rate fluctuations	(4.4)
Constant currency consolidated revenue	$169.6	(19)%

Consolidated net revenue	$108.0	6%
Currency exchange rate fluctuations	(2.5)
Constant currency consolidated net revenue	$105.5	1%

Consolidated net inventory	$92.2	(25)%
Currency exchange rate fluctuations	(2.6)
Constant currency consolidated net inventory	$89.6	(27)%

Latin America Pawn net revenue	$24.7	59%
Currency exchange rate fluctuations	(2.5)
Constant currency Latin America Pawn net revenue	$22.2	44%

Latin America Pawn PLO	$40.0	51%
Currency exchange rate fluctuations	(4.0)
Constant currency Latin America Pawn PLO	$36.0	36%

Latin America Pawn PSC revenues	$16.4	44%
Currency exchange rate fluctuations	(1.6)
Constant currency Latin America Pawn PSC revenues	$14.8	30%

Latin America Pawn merchandise sales	$23.3	15%
Currency exchange rate fluctuations	(2.5)
Constant currency Latin America Pawn merchandise sales	$20.8	2%

Latin America Pawn segment profit before tax	$3.6	583%
Currency exchange rate fluctuations	(0.4)
Constant currency Latin America Pawn segment profit before tax	$3.2	535%